National Research Council Canada Industrial Research Assistance Program	Conseil national de recherches Canada Programme d'aide à la recherche industrielle	NRC-CNRC

Amendment No. 4

26 March 2001

Richard A. MacDonald, President

Navitrak International Corporation

1660 Hollis St., Suite 904

Halifax, Nova Scotia

B3J lV7

Dear Mr. MacDonald:

Subject:	Contribution Agreement No. 376225 PA

The above-referenced Contribution Agreement is hereby amended as follows:

a)	Under Article 1.0 of the Basis of Payment and Repayment - Terms of Payment, delete 1.3 in its entirety and replace with:
1.3

The Firm agrees to provide NRC the reports on the dates outlined below. The Firm acknowledges that failure to comply with these requests will cause the payments of current and subsequent claims to be delayed or stopped.

a)

A summary of the actual total costs incurred in the performance of the Work from the start of this Agreement and a summary of the total forecasted expenditures to complete the Work must be submitted beginning 1 April 2000 and quarterly thereafter until the end of the project.

b)

Firm's audited annual financial statements within one hundred and twenty (120) days of the end of the Firm's each fiscal year end until the end of this Agreement. The first financial statements must be submitted on 1 April 2000.

c)

A final report delineating the best manufacturing methodologies and geographic locations commensurate with the best marginal costs associated with monthly production rates and the associated fixed and variable costs. Addressing the price elasticity imposed by the focus group responses and then extant market competition. This report shall be submitted on or before the earlier of the end of the project or 31 August 2001.

d)	A Final Impact statement addressing the value and relevance of NRC assistance to the Firm. Submitted with the 1.3(c) report.
b)	Under Article 2.0 of the Basis of Payment and Repayment - Sources of Funding for the Work, delete in its entirety and replace with:

Canada

2.0	Sources of Funding for the Work
2.1	The Firm agrees that the following table fairly represents the anticipated sources of funds for the Work.
Sources	Amount	Percent
This Contribution	$202,000.	27.3%
Tax Credits	$0.	0.0%
Other Government Assistance [ACOA]	$ 77,000.	10.4%
Firm's Internal Resources	$315,649.	42.8%
Other Private Sector Funding	$143,901.	19.5%
Total Cost of the Work	$738,550.	100.0%
2.2

The Firm acknowledges that securing any other funding for the Work is entirely a matter between it and the other sources of funds and that NRC cannot give any assurance about eligibility, suitability, terms, or amounts.

c)	Under Article 3.0 of the Basis of Payment and Repayment - Summary of NRC's Support by Fiscal Year, delete in its entirety and replace with:
3.0	Summary of NRC's Support by Fiscal Year

The following table summarizes the maximum contribution to be made by NRC in each given NRC fiscal year (April 1 to March 31).

Fiscal Year 1999/2000 (04 January 2000 to 31 March 2000)	Up to:	$44,657.
Fiscal Year 2000/2001 (01 April 2000 to 31 March 2001)	Up to:	$148,107.
Fiscal Year 2001/2002 (01 April 2001 to 31 August 2001)	Up to:	$9,236.

Claims for payment, in accordance with clause 1.1, for project costs incurred in a given fiscal year must be submitted by April 10 of the following fiscal year. The maximum amount per fiscal year cannot be exceeded without prior written approval of NRC.

No unclaimed portion of these maximum annual amounts will be added to subsequent fiscal year limits without the express written consent of NRC.

All other terms and conditions remain unchanged.

The amended version of the Contribution Agreement is in effect starting 26 March 2001.

Please have a duly authorized officer of your Firm sign both copies of this amendment and return one copy to:

National Research Council - IRAP

1411 Oxford Street

Halifax, Nova Scotia

B3H 3Zl

This amendment shall become null and void if not signed and returned to NRC within thirty days of the date of this letter.

National Research Council Canada

/s/ David P. Healey	2-4-01
David Healey	Date
Regional Director, Maritimes

Navitrak International Corporation

/s/ "M. Oliver"	10-4-01
Richard A. MacDonald	Date
President
Mike Oliver
Chief Operating Officer